UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation)
333-214643		47-3278534
(Commission File No.)		(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure.

The Company has received number of inquiries into the new Series B Preferred Stock. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. What is the status of the Company’s license with the State of California?

A1. The State of California began accepting applications for temporary licenses for Cultivation on December 18, 2017. On December 23, 2017, the Company filed its application for temporary license with the State of California. The Company filed for the following licenses: (1) Small (5,000 – 10,000 square feet) Mixed-Light Tier 2 Adult Use and (2) Small (5,000 – 10,000 square feet) Mixed-Light Tier 2 Medical Use. Additionally, the Company file for a temporary license for manufacturing as well.

Q2. Does the Company own the plants that are being growing in the greenhouse?

A2. Yes. All operations at the greenhouse are 100% owned by the Company. Prior to the passage of Medicinal and Adult-Use Cannabis Regulation and Safety Act (MAUCRSA) essentially a not for profit entity was the way businesses were operated in California. However, after MAUCRSA passed for profit companies would be allowed to own and operate cannabis related businesses. As such, the company had previous acquired a not-profit to maintain compliance with the laws of California while the transition to MAUCRSA was being done on the state level. At the time, the there was a lot of confusion and uncertainty how the MAUCRSA would be regulated in California. On November 16, 2017, California’s three state cannabis licensing authorities publicly noticed proposed emergency regulations for commercial medicinal and adult-use cannabis. Once those were released the Company and its attorney began working on the temporary licenses that we filed on December 23, 2017. The State of California began accepting applications for temporary licenses for Cultivation on December 18, 2017.

Q3. Previously the Company mentioned that it would operate a joint licensed manufacturing facility for 3rd parties to produce products such as oils and edibles. Is that continuing or will it?

A3. No its not occurring and has not. Previously, the idea was to build a facility that the 3rd parties could use to manufacture cannabis related products. However, the license that would be required to operate that business has not been established by the State of California under MAUCRSA. After meeting with the heads of the three state cannabis licensing authorities, the Company was informed that the license for that type of business wouldn’t be established until sometime in 2018. So in March 2017, the Company executed the lease for the current greenhouse and began operating the cultivation business. The Company will look at the joint space concept once that license is established.

Q4. Was the company ever a shell?

A4. Yes the company was previously a shell as disclosed in the S-1 filed on January 5, 2017. However, on March 1, 2017 the Company began operating the cultivation upon executing the lease for the greenhouse and ceased to be a shell. As such, the Company ceased being a shell on March 1, 2017.

Q5. Is the Company a Blank Check Company?

A5. No. The Company has not ever been a blank check company since the reverse merger occurred.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: December 27, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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